UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): May 28, 2025
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Series 2025-GT1 Indenture Supplement

On May 28, 2025, loanDepot.com, LLC (the “Company”), an indirect subsidiary of loanDepot, Inc., and the Company’s wholly-owned subsidiary loanDepot GMSR Master Trust (the “Issuer”) entered into the Series 2025-GT1 Indenture Supplement (the “Series 2025-GT1 Indenture Supplement”), by and among the Issuer, Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary (in all such capacities, the “Indenture Trustee”), the Company, as servicer (the “Servicer”) and administrator (the “Administrator”), Nomura Corporate Funding Americas, LLC, as administrative agent (the “Administrative Agent”), related to the Third Amended and Restated Base Indenture, dated as of January 25, 2024 (as amended, the “Third Amended and Restated Base Indenture”), by and among the Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, and Pentalpha Surveillance LLC, as credit manager. Pursuant to the Series 2025-GT1 Indenture Supplement, the Issuer issued Series 2025-GT1 term notes (the “Notes”) in the aggregate principal amount of $200 million. The Notes are mainly secured by a participation certificate representing a participation interest in the portfolio excess spread and, in certain circumstances, other assets of the Issuer, relating to Ginnie Mae mortgage servicing rights owned by the Company. The notes are priced at a variable rate based on SOFR plus a margin per annum and are expected to mature on May 16, 2030, or, if extended pursuant to the terms of the Series 2025-GT1 Indenture Supplement, May 17, 2032. The Notes will be paid on the 16th day of each calendar month, or, if such 16th day is not a business day, the next business day.

The Issuer sold the Notes to the initial purchaser in an offering (the “Offering”) which was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered for resale to purchasers reasonably believed by the initial purchaser to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act.
Proceeds from the Offering, net of fees, were used for redemption in full of the Issuer’s Series 2018-GT1 Term Notes that were expected to mature in October 2025.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Series 2025-GT1 Indenture Supplement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the full text of the Third Amended and Restated Base Indenture, a copy of which is incorporated herein by reference to Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

On May 28, 2025, using the proceeds from the Offering, the Issuer prepaid in full its Series 2018-GT1 Term Notes and terminated its existing Series 2018-GT1 Indenture Supplement, dated October 31, 2018 (as amended, restated, supplemented, or otherwise modified from time to time), among the Indenture Trustee, the Issuer, the Company, and the Administrative Agent. The outstanding principal balance of the prepaid Series 2018-GT1 Term Notes was $200 million, and no termination penalties were incurred.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All information set forth in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#
Third Amended and Restated Base Indenture, dated January 25, 2024, among Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary; Nomura Corporate Funding Americas, LLC, as administrative agent and as consenting noteholder of 100% of the outstanding Variable Funding Notes; loanDepot GMSR Master Trust, as issuer; loanDepot.com, LLC, as servicer and administrator; and Pentalpha Surveillance LLC, as credit manager (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed January 31, 2024).

10.2*#
Series 2025-GT1 Indenture Supplement, dated May 28, 2025, to the Third Amended and Rested Base Indenture, among Citibank, N.A., Nomura Corporate Funding Americas, LLC, loanDepot GMSR Master Trust, and loanDepot.com, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
# Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: June 2, 2025